Exhibit 10.4

EXECUTION VERSION

Intellectual Property Security Agreement

This Intellectual Property Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated May 3, 2019, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of                                                                  , as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

Whereas, LogicMark, LLC., a Delaware limited liability company (the “Borrower”),                   , as Administrative Agent and Collateral Agent, and each Lender from time to time party thereto, have entered into that certain Senior Secured Credit Agreement dated as of May 3, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

Whereas, as a condition precedent to the making of the Term Loan by the Lenders under the Credit Agreement, each Grantor has executed and delivered that certain Security Agreement dated as of the date hereof made by the Grantors to the Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

Whereas, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office and other governmental authorities, as applicable.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(i) the patents and patent applications set forth in Schedule A hereto (the “Patents”);

(ii) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications or the marks that are the subject thereof under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

(iii) the copyright registrations and applications and copyright licenses set forth in Schedule C hereto (the “Copyrights”);

(iv) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto; and

(v) any and all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements, dilutions, misappropriations, violations, misuses or breaches thereof, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages.

SECTION 2. Security for Obligations. The grant of a security interest in the Collateral by each Grantor under this IP Security Agreement secures the payment of all Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise, including, without limitation, obligations under the Guaranty, as applicable.

SECTION 3. Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer, as applicable, record this IP Security Agreement.

SECTION 4. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this IP Security Agreement by facsimile or an electronic transmission of a .pdf copy thereof shall be effective as delivery of an original executed counterpart of this IP Security Agreement.

SECTION 5. Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 6. Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[signature page follows]

In Witness Whereof, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

LogicMark, LLC, as a Grantor

By:
Name:
Title:

Nxt-Id, Inc., as a Grantor

By:
Name:
Title:

3D-ID, LLC, as a Grantor

By:
Name:
Title:

Schedule C-1